UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2010
The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way
Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On April 30, 2010, Clive Meanwell, chairman and chief executive officer of The Medicines Company (the “Company”), exercised options to purchase 237,000 shares of the Company’s common stock. The options would have expired on May 15, 2010, in which event Dr. Meanwell would have lost the right to acquire the shares underlying the options. Dr. Meanwell sold 181,500 shares to pay for the cashless exercise of the options and federal and state taxes associated with such exercise. Dr. Meanwell is holding the remaining 55,500 shares of common stock resulting from the exercise.
Dr. Meanwell exercised his options upon the opening of a trading window following the end of the Company’s first quarter trading blackout, which ended April 29, 2010.
Following these transactions, Dr. Meanwell is the beneficial owner of approximately 1.1 million shares of the Company’s common stock, or approximately 2.1% of the outstanding shares of the Company’s common stock. Dr. Meanwell’s exercise and sales were reported on a Form 4 filed with the Securities and Exchange Commission on May 4, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date: May 4, 2010	By:	/s/ Paul M. Antinori
Paul M. Antinori
Senior Vice President and General Counsel